EXHIBIT 11.1

                         TALK.COM INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE

                                 (IN THOUSANDS)

                                                                                        For the Year Ended December 31,
                                                                                 --------------------------------------------------
                                                                                   2000                1999                1998
                                                                                 --------           -----------         -----------
Income (loss) before extraordinary gain                                          $(61,896)          $    57,699         $  (308,436)
Extraordinary gain                                                                     --                21,230              87,110
                                                                                 --------           -----------         -----------

Net income (loss)                                                                $(61,896)          $    78,929         $  (221,326)
                                                                                 ========           ===========         ===========

BASIC

Weighted average common shares outstanding - Basic:                                70,527                61,187              59,283
                                                                                 ========           ===========         ===========

Income (loss) before extraordinary gain                                          $  (0.88)          $      0.94         $     (5.20)
Extraordinary gain                                                                     --                  0.35                1.47
                                                                                 --------           -----------         -----------

Net income (loss)                                                                $  (0.88)          $      1.29         $     (3.73)
                                                                                 ========           ===========         ===========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:

Weighted average shares                                                            70,527                61,187              59,283
Weighted average equivalent shares                                                     --                 3,228                  --
                                                                                 --------           -----------         -----------
Weighted average common and common equivalent
     shares - Diluted                                                              70,527                64,415              59,283
                                                                                 ========           ===========         ===========

Income (loss) before extraordinary gain                                          $  (0.88)          $      0.90         $     (5.20)
Extraordinary gain                                                                     --                  0.33                1.47
                                                                                 --------           -----------         -----------

Net income (loss)                                                                $  (0.88)          $      1.23         $     (3.73)
                                                                                 ========           ===========         ===========